EXHIBIT 32.02

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Under Armour, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the quarterly report on Form 10-Q of the Company for the period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2007	/s/ WAYNE A. MARINO
Wayne A. Marino
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Under Armour, Inc. and will be retained by Under Armour, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.